FORM 8-K

                                 CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  March 27, 2000

                              Mid-America Bancorp
              (Exact Name of Registrant as specified in Charter)

      Kentucky                        1-10602                 61-10112933
  (State or other                  (Commission               (IRS Employer
  jurisdiction of                   File Number             Identification No.)
  incorporation)

500 West Broadway, Louisville, Kentucky                         40202
(Address of principal executive offices)                     (Zip code)

Registrant's telephone number,
   Including area code:  (502)589-3351

                                     N/A
          (Former name or former address, if changed since last report.)

Item 5.      Other Events

          On March 27, 2000, the Board of Directors of Mid-America Bancorp (the "Company") authorized the repurchase of up to 500,000 shares or approximately 4.7% of the Company's currently outstanding shares of common stock, through open market purchases to be made from time to time through December 31, 2001.

         The following exhibit is filed with this report on Form 8-K:

REGULATION S-K
EXHIBIT NUMBERS         EXHIBIT

      99                Press Release dated March 27, 2000

                                  SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 MID-AMERICA BANCORP

Date:  March 28, 2000                            By /s/ R.K. Guillaume
                                                    Vice Chairman and
                                                    Chief Executive Officer